EXHIBIT 3(a)

Filed #18721-1998
August 6, 1998
In the office of Dean Heller
Dean Heller Secretary of State


                      	ARTICLES OF INCORPORATION

                                OF

                      BARRINGTON LABORATORIES, INC.

               ------------------------------------------

KNOW ALL MEN BY THESE PRESENTS:

       That the undersigned, for the purpose of forming a corporation under and by virtue of the laws of the State of Nevada, do hereby adopt the following Articles of Incorporation.

                            ARTICLE I

       The name of the corporation shall be BARRINGTON LABORATORIES, INC., a Nevada corporation.

                            ARTICLE II

       The principal placed of business of the corporation shall be in the County of Clark and in the State of Nevada, but the Board of Directors shall designate other places, either within or without the State of Nevada, where other offices may be established and maintained and where corporate business may be transacted.

                              ARTICLE III

       The name and address of the incorporator is as follows:

   				T. J. Jesky
		   		1801 E. Tropicana, Suite 9
		   		Las Vegas, NV  89119

                                ARTICLE IV

       The purpose for which this corporation is organized is the transaction of any and all lawful business for which corporation may be incorporated under the laws of the State Nevada, as they may be amended from time to time, and specifically, but not in limitation thereof, for the purpose of developing and marketing generic pharmaceutical products.

                                  ARTICLE V

       There are no limitations of the powers of the corporation.

                                   ARTICLE VI

       The corporation shall have authority to issue twenty million shares of Common Stock at par value of $0.001 per share; and five million shares of Preferred Stock at a par value of $0.001.

                                   ARTICLE VII

       The holders of the Common Stock shall have preemptive rights as to the stock then and thereafter authorized to be issued, including Treasury Stock.

                                  ARTICLE VIII

       The corporation shall be managed by a Board of Directors whose duties and responsibilities are set forth in By-Laws to be adopted by the
corporation.   The corporation shall have not less than one, nor more than seven, Directors.  The initial Board of Directors shall consist of
T. J. Jesky and Skyelan Rose, whose addresses are as follows:

    				T. J. Jesky
			    	1801 Tropicana, Suite 9
			    	Las Vegas, NV  89119

	    			Skyelan Rose
			    	7110 W. Indianola
			    	Phoenix, AZ  85033

                                  ARTICLE IX

       The name and address of the initial Statutory Agent of the corporation is:

    			T. J. Jesky
			   	1801 Tropicana, Suite 9
			   	Las Vegas, NV  89119

                                   ARTICLE X

       The Board of Directors of the corporation may from time to time distribute on a pro-rata basis to its shareholders out of the capital surplus of the corporation, a portion of its assets, in cash or property.

                                   ARTICLE XI

       The corporation shall indemnify any person who incurs expenses by reason of the fact that he or she is or was an officer, director, employee of agent of the corporation. This indemnification shall be mandatory on all circumstances in which indemnification is permitted by law.

                                   ARTICLE XII

The corporation shall indemnify its directors and officers of the corporation from personal liability for lawful acts of the corporation as permitted by law.

       IN WITNESS WHEREOF, we have hereunto set our hands and seals on this 3rd day of August, 1998.



/s/ T. J. Jesky
----------------
T. J. Jesky
Incorporator

STATE OF NEVADA    )
               	   )  ss.
County of Clark	   )


        The foregoing instrument was acknowledged before me this 3 day of August, 1998.

My Commission Expires: January 14, 2002

/s/ Matthew J. Blevins
-----------------------
Matthew J. Blevins
Notary Public

Certificate of Acceptance of Appointment of Resident (Statutory) Agent:

         I, T. J. Jesky, hereby accept appointment as Resident Agent for the above named corporation.

/s/ T. J. Jesky
---------------------------
T. J. Jesky
Signature of Resident Agent